Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-193223) of PowerShares DB US Dollar Index Bullish Fund, a series of PowerShares DB US Dollar Index Trust, of our report dated February 24, 2014 relating to the financial statements of DB Commodity Services LLC which appears in the current report on Form 8-K dated March 13, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

March 13, 2014